UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2007
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-02199 (Commission File Number)	39-0126090 (I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 11, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Allis-Chalmers Energy Inc. (the “Company”) recommended, and the Board authorized and approved, the payment of a $100,000 discretionary cash bonus award to each of Messrs. Perez and Pound, in respect of the year ended December 31, 2006. As a result of the discretionary bonus awards described above, the aggregate total compensation for such executive officers for the year ended December 31, 2006 is as set forth in the Summary Compensation Table below:

					Non-Equity
				Option	Incentive Plan	All Other
		Salary	Bonus	Awards(1)	Compensation	Compensation(2)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Victor M. Perez	2006	248,833	100,000	212,551	120,000	21,801	703,185
Chief Financial Officer

Theodore F. Pound III	2006	205,500	100,000	230,142	90,000	15,923	641,565
General Counsel and Secretary

(1)	There were no option awards to Messrs. Perez nor Pound in 2006. The amounts included in this column are the amounts of compensation cost recognized by the Company in fiscal 2006 for options granted in prior years. The grant date fair market value of the stock was determined in accordance with FAS 123(R) as disclosed in Note 1 to our financial statements included in the Company’s 2006 and prior year Annual Reports on Form 10-K.
(2)	The following table provides a summary of the All Other Compensation column that includes all perquisites:

			Company
			401(k) Plan
		Health	Matching	Car
		Benefits	Contributions	Allowance	Total
Name	Year	($)	($)	($)	($)
Victor M. Perez	2006	10,723	4,578	6,500	21,801

Theodore F. Pound	2006	9,623	4,800	1,500	15,923
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: May 17, 2007	By:	/s/ Theodore F. Pond III
		Name:	Theodore F. Pound III
		Title:	General Counsel and Secretary